                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the use in this Registration Statement of our report dated April 3, 1997, on the balance sheet of Crescent Operating, Inc. and to all references to our Firm included in this Registration Statement.


                                            /s/  ARTHUR ANDERSEN LLP


Dallas, Texas
  June 11, 1997